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                                                                     EXHIBIT 5.1


                                PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                 410-539-2530                         WASHINGTON
                              FAX: 410-539-0489                         NEW YORK
                                                                    PHILADELPHIA
                                                                          EASTON


                                 June 24, 1996

Simon Property Group, Inc.
115 West Washington Street
Indianapolis, Indiana  46204

Ladies and Gentlemen:

         As Maryland counsel to Simon Property Group, Inc., a Maryland corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 of the Corporation (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), of 39,714,023 shares of Common Stock, par value $.0001 per share (the "Shares") of the Corporation to be issued in connection with the merger of Day Acquisition Corp., an Ohio corporation and a subsidiary of the Corporation, with and into DeBartolo Realty Corporation, an Ohio corporation, we have examined the Registration Statement (and any amendments thereto), the Charter and By-Laws of the Corporation, minutes of the proceedings of the Corporation's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined the Certificate of Secretary dated June 24, 1996 (the "Certificate"). In rendering our opinion, we are relying as to factual matters on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

         Based upon the foregoing, we are of the opinion and so advise you that, upon issuance and delivery of the Shares upon the terms set forth in the Registration Statement, the Shares will have been duly and validly authorized and will be legally issued and fully-paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   /s/ Piper & Marbury L.L.P.